Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of November 27, 2006, by and among Motient Corporation, a corporation incorporated under the laws of the state of Delaware (the "Company"), the guarantors signatory hereto (the "Guarantors") and the Buyers listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.     The Company and the Buyers are executing and delivering this Agreement in reliance upon a private placement exemption from securities registration under the United States Securities Act of 1933, as amended (the "Securities Act").

B.     The Company has authorized the issuance of its Senior Secured Notes due 2007 (the "Securities").  The payment of principal of, premium and interest on the Securities will be fully and unconditionally guaranteed (the "Guarantees"), jointly and severally, by each of the Guarantors.

C.     Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Securities set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall initially be $200,000,000).

D.     Contemporaneously with the execution and delivery of this Agreement, a portion of the purchase price for the sale of the Notes equal to no less than 6.5417% of the then outstanding principal amount of the Notes (the “Collateral Funds”) will be paid directly to the Collateral Agent to be deposited in the Cash Escrow Account.  In connection therewith, pursuant to the Security Agreement, the Company is granting a security interest in the Cash Escrow Account and all cash and all Investment Property (as defined in the Security Agreement) from time to time credited thereto and is executing and delivering an Escrow Account Control Agreement, substantially in the form attached hereto as Exhibit E with U.S. Bank, National Association, as securities intermediary and the Collateral Agent (as amended or modified from time to time, the "Account Control Agreement").

E.      Contemporaneously with the execution and delivery of this Agreement, the Company, the Guarantors and U.S. Bank, National Association (acting in such capacity, the "Trustee") are executing and delivering an indenture, substantially in the form attached hereto as Exhibit A (as amended or modified from time to time, the "Indenture"; capitalized terms used without being defined herein are used herein with the meanings given them in the Indenture).

F.      The Securities constitute indebtedness of the Company and will be secured by a first priority, perfected security interest in certain assets of the Company and certain stock and assets of its Subsidiaries, including certain stock and assets of the Guarantors, subject to certain exceptions, as evidenced by the security agreement attached hereto as Exhibit B (the "Security Agreement").

G.     This Agreement, the Securities, the Indenture, the Guarantees, the Security Agreement, the Account Control Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement are collectively referred to herein as the "Transaction Documents."

NOW, THEREFORE, the Company, each Guarantor and each Buyer hereby agree as follows:

1.     PURCHASE AND SALE OF SECURITIES.

(a)    Purchase of Securities.

(i)                  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Securities as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (the "Closing").

(ii)                Closing.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City Time, on November 28, 2006 (or such later date as is mutually agreed to by the Company and each Buyer, such approval not to be unreasonably withheld or delayed, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below) at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York.

(iii)               Purchase Price.  The purchase price for the Securities to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite such Buyer's name in column (3) of the Schedule of Buyers.

(b)   Form of Payment.  On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Securities to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and in accordance with Section 4(h), and (ii) the Company shall deliver or caused to be delivered to each Buyer the Securities (for the account of such Buyer as such Buyer shall instruct) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.      BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer severally represents and warrants, with respect to only itself, that:

(a)    No Public Sale or Distribution.  Such Buyer is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.  As used in this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)   Qualified Institutional Buyer or Institutional Accredited Investor Status.  Such Buyer is (i) a qualified institutional buyer within the meaning of Rule 144A promulgated under the Securities Act or (ii) in the case of the Gary & Karen Singer Children's Trust, an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor").  Such Buyer is not an entity formed for the sole purpose of acquiring the Securities.

(c)    Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)   No General Solicitation or Advertising.  Such Buyer acknowledges that it is not purchasing the Securities as a result of any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television.

(e)    Independent Evaluation.   Such Buyer has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Buyer confirms that it has not relied on the advice of JP Morgan Securities, Inc. or any other placement agent or financial advisor in making such decision.

(f)     Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to bear the economic risk of such investment.  Such Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g)    No Governmental Review.  Such Buyer understands that no United States agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)    Transfer or Resale.  Such Buyer understands that: (i) the Securities have not been and will not be registered under the Securities Act or any state securities laws; (ii) such Buyer agrees that if it decides to offer, sell or otherwise transfer any of the Securities, such Securities may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the Securities Act; (B) to the Company; (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act and in compliance with local laws; or (D) within the United States in accordance with the exemption from registration under the Securities Act provided by Rule 144A thereunder, if available, and in compliance with any applicable state securities laws.

(i)       Legends.  Such Buyer understands that upon the original issuance thereof, and until such time as the same are no longer required under applicable requirements of the Securities Act or applicable state securities laws, the certificates or other instruments representing the Securities and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the DTC Legend, Restricted Legend and Temporary Offshore Global Security Legend, as applicable.

(j)     Filings.  If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Company, such Buyer will execute, deliver and file and otherwise reasonably assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.

(k)   Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and, assuming the due execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(l)      Residency.  For purposes of U.S. securities laws, such Buyer is a resident of that jurisdiction specified as its address on the Schedule of Buyers.

3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company and each of the Guarantors (as applicable), jointly and severally, represent and warrant to each of the Buyers that, except as set forth on the schedules attached to this Agreement:

(a)    Organization and Qualification.  The Company and its Subsidiaries are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and on the Closing Date will have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries on the Closing Date will be duly qualified as a foreign entity to do business and will be in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  Set forth on Schedule 3(a)(i) is a true, correct and complete list of all Subsidiaries of the Company.  Neither the Company nor any of its Subsidiaries is a participant in any joint venture, partnership or similar arrangement other than as set forth on Schedule 3(a)(ii).  Other than the Subsidiaries set forth on Schedule 3(a)(i) and except as set forth on Schedule 3(a)(ii) and Schedule 3(a)(iii), neither the Company nor any of its Subsidiaries (i) has or holds, either directly or indirectly, any capital or any other equity securities or interest in, or control (whether by the ownership or control or direction of any securities or any other voting or participating interest or by contract) of, any other Person or (ii) is obligated to make or be bound by any written, oral or other agreement, contract or understanding of any nature as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future investment in, or capital contribution to, any other Person.

(b)   Authorization; Enforcement; Validity.  Each of the Company and the Guarantors (to the extent that they are parties) has the requisite power and authority to enter into and perform their respective obligations under the Transaction Documents and, with respect to the Company, to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by each of the Company and the Guarantors (as applicable) and the consummation by each of the Company and the Guarantors (as applicable) of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities and the Guarantees and the granting of a security interest in the Collateral have been duly authorized by the Company's or such Guarantor’s (as applicable) Board of Directors or Manager (as applicable) and (other than (i) the filing of appropriate UCC financing statements and analogous registrations with the appropriate states, provinces and other authorities pursuant to the Security Agreement, (ii) the filing of a Form D with respect to the Securities as required under Regulation D, (iii) such filings required under applicable securities or "Blue Sky" laws of the states of the United States and (iv) such filings as may be required under any rule, regulation or published policy promulgated by the Federal Communications Commission (all of the foregoing, the "Required Approvals")) no further filing, consent, or authorization is required by the Company or the Guarantors (as applicable), their respective Boards of Directors or Managers (as applicable) or their respective stockholders or members (as applicable) in connection therewith.  This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and each of the Guarantors (as applicable) and constitute the legal, valid and binding obligations of the Company or the Guarantors (as applicable), enforceable against the Company or the Guarantors (as applicable) in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)    Issuance of Securities.  The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee), and paid for as provided herein, will be free from all taxes, liens and charges with respect to the issuance (but not the acquisition, holding or disposition caused by any Buyer) thereof and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).  The Guarantees have been duly authorized by the Company and each of the Guarantors, and when duly executed by each of the Guarantors (assuming due authentication of the Securities by the Trustee) and paid for as provided herein, will constitute legal, valid and binding agreements of the Guarantors, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.  Assuming the accuracy of the representations of the Buyers in Section 2 hereof and their compliance with the agreements set forth in the Transaction Documents, the offer and issuance by the Company of the Securities to the Buyers is exempt from registration under the Securities Act.

(d)   No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and each of the Guarantors (as applicable) and the consummation by the Company and each of Guarantors (as applicable) of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the granting of a security interest in the Collateral) will not (i) result in a violation of the certificate of incorporation or the bylaws of the Company or any of the organizational documents of any of the Guarantors or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, any Guarantor or any other Subsidiary is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, any Guarantor or any other Subsidiary or by which any property or asset of the Company, any Guarantor or any other Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii), for such violations as would not be reasonably expected to have a Material Adverse Effect.

(e)    Consents.  Other than the Required Approvals, filings to perfect security interests, none of the Company and the Guarantors (as applicable) or any other Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company, the Guarantors or any other Subsidiary are required to obtain or make prior to the Closing have been obtained or effected on or prior to the Closing Date.

(f)     No General Solicitation; Placement Agent's Fees.  None of the Company, the Guarantors, any of their respective affiliates and any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable and documented attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged J.P. Morgan Securities Inc. as placement agents (the "Agent") in connection with the sale of the Securities.  Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(g)    No Integrated Offering.  None of the Company, its Subsidiaries, the Guarantors, any of their respective affiliates and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.  None of the Company, its Subsidiaries, the Guarantors, their respective affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

(h)    Financial Statements.  As of their respective dates, the unaudited condensed consolidated financial statements of the Company and its Subsidiaries for the nine-month period ended September 30, 2006 and the condensed consolidated audited financial statements of the Company and its Subsidiaries for the year ended December 31, 2005 complied as to form in all material respects with applicable accounting requirements.  Such financial statements, including the notes thereto, have been prepared in all material respects in accordance with generally accepted accounting principles in the United States ("GAAP"), consistently applied, during the periods involved, except that the unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject in the case of the unaudited financial statements to normal year-end audit adjustments.

(i)      Absence of Certain Changes.  Except as disclosed in the Company's reports filed with the United States Securities and Exchange Commission (the "SEC") since December 31, 2005, no event or circumstance has occurred since such date which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor any Guarantor or any other Subsidiary has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company or any Guarantor or other Subsidiary have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  Neither the Company nor any Guarantor is as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will be Insolvent (as defined below).  For purposes of this Section 3(i), "Insolvent" means with respect to the Company or any Guarantor: (i) the present fair saleable value of the assets of the Company or such Guarantor is less than the amount required to pay the total Indebtedness of the Company or such Guarantor, (ii) the Company or such Guarantor is unable to pay its debts and liabilities as such debts and liabilities, whether subordinated, contingent or otherwise, become absolute and matured, (iii) the Company or such Guarantor intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company or such Guarantor has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.  Except as disclosed in the Company's reports filed with the Commission since September 30, 2006 or as set forth on Schedule 3(i) and as contemplated by the Transaction Documents, since September 30, 2006, there has not been:

(A) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or any of its Subsidiaries, in excess of $1,000,000 individually or $2,500,000 in the aggregate, other than obligations under customer or supplier contracts, current obligations and liabilities, in each case incurred in the ordinary course of business;

(B) any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business;

(C) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(D) any issuance or sale, or any contract entered into for the issuance or sale, of any shares of capital stock of the Company or any of its Subsidiaries (other than options, warrants or other derivative securities exercisable for common stock of the Company or any of its Subsidiaries and any shares of common stock issued pursuant to the exercise thereof);

(E) any sale, assignment, pledge, encumbrance, transfer or other disposition of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business), or any sale, assignment, transfer or other disposition of any Intellectual Property (as defined below) (other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis);

(F) any creation of any Lien (as defined in the Indenture) on any property of the Company or any of its Subsidiaries, other than Permitted Liens;

(G) any write-downs of the value of any asset of the Company or its Subsidiaries or any write-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business;

(H) any material increase in any compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $350,000;

(I) any damage, destruction or loss (whether or not covered by insurance) affecting any asset or property of the Company or any of its Subsidiaries resulting in any liability, loss, claim, damages, costs or expenses in excess of $1,000,000 individually or $2,500,000 in the aggregate;

(J) any resignation or termination of any executive officer or group of employees of the Company or any of its Material Subsidiaries; or

(K) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (A) through (J).

(j)     Conduct of Business; Regulatory Permits.  Except as set forth on Schedule 3(j), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

(k)   Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(l)      Equity Capitalization.  As of September 30, 2006, the authorized capital stock of the Company consists of: (i) 200,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of which 73,539,974 shares are issued and outstanding; (ii) 450,000 shares of Series A Cumulative Convertible Preferred Stock, par value $0.01 per shares, of which 90,000 shares are issued and outstanding and (iii) 500,000 shares of Series B Cumulative Convertible Preferred Stock, par value $0.01 per shares, of which 318,500 shares are issued and outstanding.  All of such outstanding shares have been validly issued and are fully paid and nonassessable.  Except as disclosed on Schedule 3(l), there are no outstanding securities or instruments of the Company or any of its Material Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Material Subsidiaries is or may become bound to redeem, repurchase or otherwise acquire or retire a security of the Company or any of its Material Subsidiaries.

(m)  Indebtedness and Other Contracts.  Except as disclosed in Schedule 3(m), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness in excess of $1,000,000, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, or (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.  Excluding obligations under inter-company loans, Schedule 3(m) provides a description of the material financial terms of any outstanding Indebtedness of the Company and its Subsidiaries in excess of $1,000,000.  Other than Permitted Liens, there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries.

(n)    Absence of Litigation.   Except as set forth on Schedule 3(n) or as disclosed in the Company’s filings with the SEC, there is no action, suit, claim, arbitration, proceeding, inquiry or investigation, whether at law or in equity, before or by any court, public board, Governmental Authority (as defined below), self-regulatory organization or body pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company's Subsidiaries, any of their respective properties or assets or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The foregoing includes, without limitation, suits, actions, claims, arbitrations, proceedings or investigations pending or threatened involving the prior employment of any of the Company's or its Subsidiaries' employees, their use in connection with the business of the Company or its Subsidiaries of any information or techniques allegedly proprietary to such former employers or their obligations under any agreements with prior employers.  There is no outstanding judgment, order, injunction or decree of any governmental or regulatory authority or arbitrator against the Company, its Subsidiaries, or to the knowledge of the Company, against any of their respective properties, assets or business except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(o)   Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any Subsidiary has received notice of cancellation or termination of any insurance policy, nor has the Company or any Subsidiary been denied or had revoked or rescinded any policy of insurance. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be expected to have a Material Adverse Effect.

(p)   Employee Relations.   (i)  No executive officer of the Company (as defined in Rule 501(f) under the Securities Act), key employee or group of employees has notified the Company that such officer, employee or group intends to leave the Company or otherwise terminate such officer's, employee's or group's employment with the Company.  No executive officer or key employee of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer and key employee does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)                The Company and its Subsidiaries are in compliance with all federal, state, provincial, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

(iii)               Neither the Company nor its Subsidiaries is experiencing any labor disputes, union organization attempts or work stoppage due to labor disagreements.  There are no unfair labor practice charges or complaints against the Company or its Material Subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state agency or authority.  Except as set forth on Schedule 3(p), there are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries a party to, or bound by, any collective bargaining or similar agreement; there is not, and since the Company's inception there has not been, any representation of the employees of the Company or its Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or its Subsidiaries, and to the knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of the Company or its Subsidiaries.

(q)   Real Property and Other Assets.  Except as set forth on Schedule 3(q), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except for Permitted Liens and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.  There exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of the Company or by any lessor under any such lease, nor, to the knowledge of the Company, is the landlord of any such lease in default, except, in any such case, where any such default would not have a Material Adverse Effect.  All tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect.

(r)     Intellectual Property Rights.   (i) Schedule 3(r)(i) sets forth a true and complete list of all (x) Registered or otherwise material Owned Intellectual Property and (y) material Licensed Intellectual Property other than intellectual property rights licensed in conjunction with acquisition of computer hardware, software, and other products used in the ordinary course of business.

(ii)                Except to the extent as would not have a Material Adverse Effect, all Owned Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company's or its Subsidiaries' rights thereto.  To the knowledge of the Company and except to the extent as would not have a Material Adverse Effect, all Licensed Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company's or its Subsidiaries' rights thereto.

(iii)               To the knowledge of the Company, neither the Company nor any of its Subsidiaries is violating or has violated any Intellectual Property rights, except to the extent as would not have a Material Adverse Effect.  Except as set forth in Schedule 3(r)(iii), there are no suits, actions, reissues, interferences, arbitrations, mediations, oppositions, cancellations, Internet domain name dispute proceedings or other proceedings (collectively, "Suits") pending, or to the knowledge of the Company, threatened, concerning any claim that the Company or any of its indemnitees have violated any Intellectual Property rights.

(iv)              Except as set forth on Schedule 3(r)(iv), there are no Suits or claims pending, or to the knowledge of the Company, threatened, concerning the Owned Intellectual Property.  Except as set forth on Schedule 3(r)(iv), to the knowledge of the Company, there are no Suits or claims pending or threatened concerning the Licensed Intellectual Property or the right of the Company or any Subsidiary to use the Licensed Intellectual Property.

(v)                The Company and its Subsidiaries own or otherwise hold valid rights to use all Business Intellectual Property used or contemplated to be used in the operation of the Business as currently contemplated to be conducted in the future, except to the extent as would not have a Material Adverse Effect.  All such rights are free of all Liens (other than Permitted Liens).  The completion of the transactions contemplated by this Agreement will not alter or impair the ownership or right of the Company or any Subsidiary to use any of the Business Intellectual Property.  The Business Intellectual Property constitutes all material Intellectual Property, Computer Software, Computer Hardware and Data that is contemplated to be used in, or necessary for the conduct of the Business as currently contemplated to be conducted in the future.  To the knowledge of the Company, no Person is violating any Business Intellectual Property.

(vi)              The Company and its Subsidiaries have timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Owned Intellectual Property, except where any failure to make such payments or filings would not have a Material Adverse Effect.  All documentation necessary to confirm and effect the Company's and its Subsidiaries' ownership of the Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices, except to the extent as would not have a Material Adverse Effect.

(vii)             For purposes of this Section 3(r), the following terms shall have the following meanings:

"Business" means the respective businesses of the Company and the Company's Subsidiaries.

"Business Intellectual Property" means the Owned Intellectual Property and the Licensed Intellectual Property, and all Computer Software, Computer Hardware and Data.

"Computer Hardware" means any computer hardware, equipment and peripherals of any kind and of any platform, including desktop and laptop personal computers, handheld computerized devices, servers, mid-range and mainframe computers, process control and distributed control systems, and all network and other communications and telecommunications equipment.

"Computer Software" means any and all computer programs, including operating system and applications software, implementations of algorithms, and program interfaces, whether in source code or object code form (including, but not limited to, all of the foregoing that is installed on the Computer Hardware) and all documentation, including user manuals relating to the foregoing.

"Data" means all information and data, whether in printed or electronic form and whether contained in a database or otherwise.

"Intellectual Property" means all rights, priorities and privileges relating to intellectual property, including, without limitation, (a) foreign and domestic trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos and other source or business identifiers, symbols, trade dress, assumed names, fictitious names, trade names, corporate names, company names, business names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, registrations and recordings thereof, and all applications in connection therewith, including, but not limited to, all extensions, modifications and renewals of same; (b) foreign and domestic inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including, but not limited to, divisions, continuations and continuations-in-part and including, but not limited to, extensions and reissues; (c) Trade Secrets; (d) foreign and domestic published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including, but not limited to, rights to recover for past, present and future violations thereof.

"Licensed Intellectual Property" means Intellectual Property that the Company and its Subsidiaries are licensed or otherwise permitted by other Persons to use.

"Owned Intellectual Property" means Intellectual Property owned by the Company or its Subsidiaries.

"Registered" means issued, registered, renewed or the subject of a pending application.

"Trade Secrets" means confidential and proprietary information, trade secrets and know-how, including, but not limited to, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists.

(s)    Compliance with Applicable Laws.   (i) Each of the Company and its Subsidiaries is in compliance with all applicable Legal Requirements, including, without limitation, laws, statutes, codes, regulations, standards (including consent decrees and administrative orders) at any time in effect relating to the environment, hazardous materials and occupational safety and health and to the status of the Company or its Subsidiaries as a contractor with any Governmental Authority, except for such instances of noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No investigation or review by any Governmental Authority with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened.  For purposes of this Agreement, "Legal Requirement" means any constitution, act, statute, law, ordinance, treaty, rule, regulation or official interpretation of, or judgment, injunction, order, decision, decree, license, permit or authorization issued by, any Governmental Authority, and "Governmental Authority" means any government, court, regulatory, self-regulatory, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction.

(ii)                There are no past or present events, conditions, circumstances, activities, practices, incidents or actions or plans which may give rise to any common law or legal liability of the Company or its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect including liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended, or similar federal, state, county, municipal, or local laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation against or affecting the Company or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste ("Hazardous Substance").

(iii)               There has been no release, discharge, deposit, disposal or contamination (collectively "Release") of or by a Hazardous Substance caused by the Company or any of its Subsidiaries on, under or, to the Company’s knowledge, contiguous to any property owned or leased by the Company or any of its Subsidiaries, except for such instances of Release as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and to the knowledge of the Company, none of such properties has been used at any time as a landfill, storage, or waste disposal site.

(iv)              To the knowledge of the Company, no Hazardous Substance generated, manufactured, processed, used, treated, or stored by the Company or its Subsidiaries has been disposed of or treated at any site or location, other than property leased or owned by the Company or its Subsidiaries, that was not authorized or licensed to receive such materials for disposal or treatment, or at any site or location for which the Company or any of its Subsidiaries has received a notice of potential liability or request for information, or at any site or location that has been placed or proposed to be placed on any cleanup list or is the subject of a claim, order or directive or consent (including consent decrees and administrative orders), request, settlement or other demand from any person or entity for removal, remedial, response, corrective action, abatement or cleanup, except, in any such case, as would not reasonably be expected to have a Material Adverse Effect.

(t)     Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries that are owned by the Company or such Subsidiary.

(u)    Tax Status.  Except as would not be reasonably expected to have a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed (or requested an extension with respect to) all federal, state and material local and provincial income and other tax returns, reports and declarations required to be made or filed by it by any jurisdiction to which it is subject and all such tax returns, reports and declarations are complete and accurate in all material respects, (ii) has paid all taxes and other governmental assessments and charges that are due (whether or not shown as due) and payable by it on such returns, reports and declarations, except those being contested in good faith for which adequate reserves have been accrued on the Company's latest balance sheet and (iii) has set aside on its books provisions required by GAAP reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and which such taxes are not yet due and payable.  There are no liens with respect to any taxes upon any of the assets or properties of the Company or any of its Subsidiaries other than for taxes that are not yet due and payable.  The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.

(v)    Ranking of Securities.  No Indebtedness of the Company or any of its Subsidiaries is senior to the Securities in right of payment.

(w)  Independent Accountants.  Friedman LLP, who have certified the consolidated financial statements of the Company as of December 31, 2005, are independent public accountants within the meaning of the Securities Act.

(x)    Investment Company.  Neither the Company nor any entity which it "controls" (as defined by the Investment Company Act of 1940, as amended (the "Investment Company Act")) is, or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be, required to register under the Investment Company Act. No entity, which is organized under any "State" (as defined in the Investment Company Act) and which is "controlled" (as defined by the Investment Company Act) by the Company, is required to register under the Investment Company Act.

(y)    Trust Indenture Act.  Assuming the accuracy of the representations and warranties of the Buyers contained in Section 2 hereof and the Buyers' compliance with the agreements set forth therein, it is not necessary in connection with the offer, issuance, sale and delivery of the Securities in the manner contemplated by this Agreement and the other Transaction Documents to register the offer or sale of any of the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(z)    Sarbanes-Oxley Act.  The Company, each of its Subsidiaries and, to the knowledge of the Company, each of their respective directors and executive officers, in their capacities as such, are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(aa)    Internal Accounting Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(bb)    Contracts.  Schedule 3(bb) contains a true, correct and complete list or description of all current written contracts, agreements, arrangements and other instruments ("Contracts") to which the Company or any of its Subsidiaries is a party which: (a) are with any Governmental Authority, (b)  are material to the Business Intellectual Property, including but not limited to Contracts granting the Company or its Subsidiaries rights to use the Business Intellectual Property and trademark coexistence agreements, trademark consent agreements and nonassertion agreements, or (c) are otherwise material to the business of the Company and its Subsidiaries taken as a whole, other than, in each of the foregoing cases, Contracts that have been publicly filed with the SEC.  All Contracts are valid, binding and in full force and effect as to the Company and its Subsidiaries, and there is no default by the Company or its Subsidiaries with respect to any such Contracts, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)    Benefit Plans.   (i) Each Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") has been determined by the Internal Revenue Service (the "IRS") to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status.  Except for any transactions that would not reasonably be expected to result in a Material Adverse Effect, there have been no prohibited transactions within the meaning of Section 4975 of the Code or Section 406 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to any Benefit Plan, except to the extent there is an exemption available under Section 4975(d) of the Code or Section 408 of ERISA, or a class or individual exemption issued by the Department of Labor.  For purposes of this Agreement, "Benefit Plan" shall mean any pension, retirement, savings, deferred compensation or profit-sharing plan, any stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan (whether written or otherwise) and any "employee benefit plan" within the meaning of Section 3(3) of ERISA, under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term "plan" shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding.

(ii)                There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan, except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as set forth in Schedule 3(cc) or that would not reasonably be expected to result in a Material Adverse Effect, each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (including, without limitation, the Code and ERISA).  There are no applications pending with the IRS or the United States Department of Labor under any voluntary compliance program regarding any Benefit Plan.  Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Company and its Subsidiaries has satisfied all funding, compliance and reporting requirements for all Benefit Plans. With respect to each Benefit Plan, if applicable, each of the Company and its Subsidiaries has paid all contributions in accordance with the terms of the applicable Benefit Plan (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financial Statements.

(iii)               The consummation of the transactions contemplated by this Agreement will not (A) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (C) obligate the Company or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the Closing Date or the Buyers' Option Purchase Date, (D) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any "parachute payment" (within the meaning of Section 280G of the Code) under any Benefit Plan.

(iv)              No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA.  No Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).  In the past six years, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(dd)           Books and Records.  The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries (in the case of any acquired Subsidiary, since the date of its acquisition) accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not reasonably be expected to have a Material Adverse Effect.  The minute books of the Company and its Subsidiaries (in the case of any acquired Subsidiary, since the date of its acquisition) contain accurate records in all material respects of all meetings and accurately reflect in all material respects all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(ee)            Money Laundering.  The Company and its Subsidiaries are in material compliance with, and have not previously violated in any material respect, the USA PATRIOT ACT of 2001 (the "PATRIOT Act") and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control ("OFAC"), including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V (collectively, the "Anti-Money Laundering/OFAC Laws").

(ff)              Business Practices.  Neither the Company, its Subsidiaries, nor, to the knowledge of the Company, any Person acting on behalf of the Company or its Subsidiaries has paid or delivered, or promised to pay or deliver, directly or indirectly through any other Person, any monies or anything else of value to any government official or employee of any political party, for the purpose of inducing or rewarding any action by the official favorable to the Company or its Subsidiaries in violation of applicable laws.

4.      COVENANTS.

(a)    Reasonable Best Efforts.  Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)   Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to counsel for J.P. Morgan Securities Inc. promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States.

(c)    Use of Proceeds. The proceeds from the sale of the Securities will be used by the Company for any business proposed to be conducted by the Company and its Subsidiaries on the date hereof and other businesses reasonably related, complementary or ancillary thereto or a reasonable extension or expansion thereof.

(d)   Financial Information.  For so long as any Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), make available to any Buyer and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).

(e)    Fees and Expenses.

(i)                  The Company shall pay or reimburse, on the Closing Date,  the reasonable and documented expenses of all legal counsel to the Buyers, incurred in connection with the negotiation, due diligence and documentation of the Transaction Documents in an aggregate amount not to exceed $75,000.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(ii)                The Company shall pay or cause to be paid all reasonable costs and expenses incident to the performance of its obligations hereunder, including without limitation, all reasonable fees (including reasonable fees of its counsel), costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities and (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under United States federal and state laws.

(f)     Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by a Holder to an Institutional Accredited Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities; provided, that any such pledgee shall not foreclose on such pledge other than in compliance with the transfer restrictions set forth in Section 2(h) hereof.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(g)    Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any Legal Requirement, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(h)    Deposit of Collateral Funds; Security Interest.  On the Closing Date, the portion of the Purchase Price constituting the Collateral Funds shall be paid by the Buyers directly to the Collateral Agent.  The Collateral Agent, on behalf of the Buyers, shall have a valid perfected first priority Lien in the Cash Escrow Account and all cash and all Investment Property (as defined in the Security Agreement) from time to time credited thereto.

(i)      General Solicitation.  None of the Company, any of its affiliates (for purposes of this Section 4(i), as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including:  (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(j)     Integration.  None of the Company, any of its affiliates (for the purpose of this Section 4(j), as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act.

(k)   Publicity.  The Buyers shall not issue any press release or otherwise make any public statement, filing or other communication related to this Agreement, any other Transaction Document, or any of the transactions contemplated hereby or thereby, without the prior consent of the Company (such consent not to be unreasonably withheld), except if such disclosure is required by law or the rules of any national stock exchange or automated quotation system, in which case the disclosing party shall promptly provide the other parties with prior notice of such public statement, filing or other communication.  The Company shall not, disclose the name of any Buyer to any third party without the prior written consent of such Buyer (which consent shall not be unreasonably withheld or delayed), except if such disclosure is required by law.  The preceding sentence shall not apply to the provision of documentation to potential investors in connection with any potential financings, mergers or acquisitions involving the Company.

(l)      Withholding Tax.  Each Buyer shall deliver to the Company either (i) two (2) copies of a properly completed and duly executed applicable Internal Revenue Service Form W-8 (claiming an exemption under an applicable United States income tax treaty) or W-9 that establishes a complete exemption from United States withholding tax or (ii) a certificate to the effect that such Buyer is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, is not a "10-percent shareholder" within the meaning of Section 881(c)(3)(B) of the Code and is not a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code, and two (2) copies of a properly completed and duly executed Internal Revenue Service Form W-8BEN or Form W-8IMY transmitting one or more Form W-8BENs. Each Buyer will provide replacement forms on the obsolescence of such forms or inaccuracy of any information thereon to the extent that it may lawfully do so.

(m)    Compliance With Laws.  The Company and its Subsidiaries shall at all times be in compliance in all material respects with the Foreign Corrupt Practices Act; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the "Anti-Money Laundering/OFAC Laws".

5.      [RESERVED].

6.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)    Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)   Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Securities being purchased by such Buyer at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)    The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.      CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

 (a)    The Company and the Guarantors (as applicable) shall have executed and delivered to such Buyer (i) each of the Transaction Documents, and (ii) the Securities being purchased by such Buyer at the Closing.

(b)   Such Buyer shall have received the opinions of (i) Gibson, Dunn & Crutcher LLP, special counsel for the Company and the Guarantors, in substantially the form of Exhibit C-1 attached hereto, (ii) Dechert LLP, Investment Company Act counsel for the Company and the Guarantors, in substantially the form of Exhibit C-2 attached hereto and (iii) Jeffrey Epstein, Esq., general counsel for the Company, in substantially the form of Exhibit C-3.

(c)    The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Domestic Restricted Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(d)   [Reserved].

(e)    The representations and warranties of the Company and the Guarantors (as applicable) shall be true and correct as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and the Guarantors (as applicable) shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and the Guarantors (as applicable) at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by an authorized officer of the Company and each Guarantor, dated as of the Closing Date, to the foregoing effect and certifying as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, and certifying as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit D.

(f)     The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities and consummation of all other transactions contemplated hereby.

(g)    In accordance with the terms of the Security Agreement, the Company shall have:

(1)   filed such financing statements and other documents in such offices as the Collateral Agent may reasonably request to perfect the security interests granted by the Security Agreement (it being understood that in no event shall financing statements be filed against fixtures in the local jurisdictions of their location);

(2)   delivered to the Collateral Agent all certificates evidencing any of the Pledged Equity (as defined in the Security Agreement), accompanied by undated stock or other powers duly executed in blank;

(3)   caused each Share Issuer (as defined in the Security Agreement) that is a Subsidiary (other than a Share Issuer the ownership interests in which are evidenced by certificates) to agree that it will comply with instructions regarding perfection and recordation originated by the Collateral Agent;

(4)   execute, deliver and record such short form security agreements relating to Collateral consisting of the Trademark Collateral (as defined in the Security Agreement) as the Collateral Agent may reasonably request; and

(h)    The Company shall have delivered to the Collateral Agent such other documents and certificates as the Collateral Agent may reasonably require in order to perfect the Collateral Agent’s security interest in the Collateral.

(i)      The Company shall have simultaneously sold to each Buyer the Securities to be purchased by such Buyer hereunder at the Closing and shall have received payment in full for such Securities.

(j)     The Company shall have obtained all consents, authorizations, approvals, orders, licenses, permits and qualifications from, or secured exemptions therefrom, and made all necessary filings, declarations and registrations with, any Governmental Authority (including any required consents from the FCC) or any other Person (if any) required to be obtained or made by or with respect to the Company in connection with the offer and sale of the Securities, the execution and delivery of each of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby (other than filings, declarations and registrations in connection with the perfection of security interests).

(k)   No action or proceeding by or before any Governmental Authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by the Transaction Documents.  No Legal Requirement preventing the transactions contemplated by the Transaction Documents shall be in effect.

(l)      The Company shall have delivered an incumbency certificate dated the Closing Date for the officers of the Company or any Guarantor executing any of the Transaction Documents and any documents delivered in connection with the Transaction Documents and the Closing.

8.      TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party by providing written notice of such termination to the breaching party; provided, however, if this Agreement is terminated pursuant to this Section 8 by reason of a breach by the Company, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(e) above.

9.      MISCELLANEOUS.

(a)    Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)   Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided; that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)    Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)   Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)    Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of the Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)     Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:  (x) if to the Company or a Guarantor, to the address specified in Section 12.01 of the Indenture and (y) to a Buyer, to its address set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Securities issued and issuable hereunder.  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights and shall agree to be bound by the provisions hereof.

(h)    No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, provided, however, that the Agents may rely upon Sections 2 and 3 hereof.

(i)      Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.  Each Buyer shall be severally responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)     Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)   Indemnification.  In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's and Guarantors' other obligations under the Transaction Documents, the Company and the Guarantors, jointly and severally, shall defend, protect, indemnify and hold harmless each Buyer and such Buyer's stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, an "Indemnitee" and collectively, the "Indemnitees"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or the Guarantors (as applicable) in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or the Guarantors (as applicable) contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such

Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided that indemnification pursuant to this clause (c) shall not be available to the extent arising primarily from such Buyer's bad faith, breach of the Transaction Documents, fraud, gross negligence or willful misconduct.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  If a third party claim in respect of Indemnified Liabilities involves more than one Indemnitee, the Indemnitees shall conduct the defense through the same legal counsel, at the Company’s expense, acceptable to all Indemnitees, provided that an Indemnitee may employ separate counsel, at the Company’s expense, if representation by the same legal counsel would be inappropriate due to differing interests between the Indemnitees.

(l)      No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)  Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)    Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o)   Independent Nature of Buyers' Obligations.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Subject to the provisions of the Indenture, each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(p)   Currency.  Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.

(q)   Termination of Security Documents; Releases.  Upon the redemption of all of the Securities pursuant to the terms of the Indenture, the Security Agreement shall terminate.  Upon such termination of the Security Agreement or upon any release of a Guarantor or of Collateral pursuant to Section 5.12 of the Security Agreement or Section 4.07 or Section 11.02 of the Indenture, and the Collateral Agent and the Holders irrevocably authorize and direct the Company, and any agent under their respective direction, at the sole expense of the Company, to (a) discharge any and all appropriate registrations and filings made in favor of the Holders or the Collateral Agent on behalf of the Holders, against the Company or its Subsidiaries (and any predecessor entities of or to the Company or its Subsidiaries) and any appropriate financing change statements filed in connection with such registrations; and (b) file any appropriate UCC financing statement terminations.

(r)     Appointment of Collateral Agent.  Each Buyer hereby appoints the Collateral Agent to serve as collateral agent under all the Financing Documents and hereby authorizes and directs the Collateral Agent to enter into the Security Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

MOTIENT CORPORATION

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Executive Vice President

MVH HOLDINGS INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President

MOTIENT COMMUNICATIONS INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President

MOTIENT LICENSE INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President

MOTIENT SERVICES INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President

MOTIENT HOLDINGS INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President

MOTIENT VENTURES HOLDING INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Vice President

TERRESTAR NETWORKS INC.

By:	/s/ Neil L. Hazard
Name:	Neil L. Hazard
Title:	Chief Financial Officer

IN WITNESS WHEREOF, each Buyer, the Company and each of the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

DEEPHAVEN EVENT TRADING LTD

By:	/s/ Jeffrey Golbus
Name:	Jeffrey Golbus
Title:	Assistant Portfolio Manager

BUYER:

DEEPHAVEN DISTRESSED
OPPORTUNITIES TRADING LTD

By:	/s/ Jeffrey Golbus
Name:	Jeffrey Golbus
Title:	Portfolio Manager

BUYER:

MA DEEP EVENT LTD

By:	/s/ Jeffrey Golbus
Name:	Jeffrey Golbus
Title:	Assistant Portfolio Manager

BUYER:

TEMPO MASTER FUND LP

c/o JD CAPITAL MANAGEMENT LLC

By:	/s/ Andrew Barnard
Name:	Andrew Barnard
Title:	Portfolio Manager

BUYER:

THIRD POINT PARTNERS
QUALIFIED L.P.

By:	/s/ Keith Waller
Name:	Keith Waller
Title:	Managing Director Operations Third Point LLC

BUYER:

THIRD POINT PARTNERS L.P.

By:	/s/ Keith Waller
Name:	Keith Waller
Title:	Managing Director Operations Third Point LLC

BUYER:

THIRD POINT OFFSHORE FUND LTD.

By:	/s/ Keith Waller
Name:	Keith Waller
Title:	Managing Director Operations Third Point LLC

BUYER:

THIRD POINT ULTRA LTD.

By:	/s/ Keith Waller
Name:	Keith Waller
Title:	Managing Director Operations Third Point LLC

BUYER:

SATELLITE ASSET MANAGEMENT, LP

on behalf of certain of its funds and accounts

By:	/s/ Simon Raykher
Name:	Simon Raykher
Title:	General Counsel

BUYER:

STANFIELD OFFSHORE LEVERAGED
ASSETS, LTD.

By:	/s/ Chris Pucillo
Name:	Chris Pucillo
Title:	Portfolio Manager

BUYER:

LC CAPITAL MASTER FUND, LTD.

By:	/s/ Richard F. Conway
Name:	Richard F. Conway
Title:	Director

BUYER:

REDWOOD MASTER FUND, LTD.

By:	/s/ Jonathan Kolatch
Name:	Jonathan Kolatch
Title:	Director

BUYER:

MULBERRY MASTER FUND, LTD.

By:	/s/ Jonathan Kolatch
Name:	Jonathan Kolatch
Title:	Member of Mulberry Capital Management, LLC, Advisor

BUYER:

CANYON CAPITAL ADVISORS LLC

By:	/s/ Joshua S. Friedman
Name:	Joshua S. Friedman
Title:	Authorized Signatory

BUYER:

GOLDENTREE MASTER FUND, LTD.

By: GOLDENTREE ASSET
MANAGEMENT, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	General Counsel

BUYER:

GOLDENTREE MASTER FUND II, LTD.

By: GOLDENTREE ASSET
MANAGEMENT, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	General Counsel

BUYER:

CITI GOLDENTREE, LTD.

By: GOLDENTREE ASSET
MANAGEMENT, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	General Counsel

BUYER:

GOLDENTREE MULTISTRATEGY FINANCING, LTD.

By: GOLDENTREE ASSET
MANAGEMENT, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	General Counsel

BUYER:

GPC LVIII, LLC

By: GOLDENTREE ASSET
MANAGEMENT, LP

By:	/s/ Barry Ritholz
Name:	Barry Ritholz
Title:	General Counsel

BUYER:

FARALLON CAPITAL PARTNERS, L.P.
FARALLON CAPITAL
INSTITUTIONAL PARTNERS, L.P.
FARALLON CAPITAL
INSTITUTIONAL PARTNERS II, L.P.
FARALLON CAPITAL
INSTITUTIONAL PARTNERS III, L.P.
TINICUM PARTNERS, L.P.
FARALLON CAPITAL OFFSHORE
INVESTORS II, L.P.

By: FARALLON PARTNERS, L.L.C.,
their General Partner

By:	/s/ Raj Patel
Name:	Raj Patel
Title:	Managing Member

BUYER:

FARALLON CAPITAL OFFSHORE
INVESTORS, INC.

By: FARALLON CAPITAL
MANAGEMENT, L.L.C.,
its Attorney-In-Fact

By:	/s/ Raj Patel
Name:	Raj Patel
Title:	Managing Member

BUYER:

YORK CREDIT OPPORTUNITIES
FUND, L.P.

By:	/s/ Alan H. Cohen
Name:	Alan H. Cohen
Title:	Sr. Managing Director

BUYER:

YORK ENHANCED STRATEGIES
FUND, LLC

By:	/s/ Alan H. Cohen
Name:	Alan H. Cohen
Title:	Sr. Managing Director

BUYER:

COLUMBUS HILL OVERSEAS, LTD.

By: COLUMBUS HILL CAPITAL
MANAGEMENT, L.P.,
its investment manager

By:	/s/ David Newmark
Name:	David Newmark
Title:	Chief Financial Officer

BUYER:

COLUMBUS HILL PARTNERS, L.P.

By: COLUMBUS HILL CAPITAL
MANAGEMENT, L.P.,
its investment manager

By:	/s/ David Newmark
Name:	David Newmark
Title:	Chief Financial Officer

BUYER:

SILVER POINT CAPITAL FUND, L.P.

By: SILVER POINT CAPITAL
GENERAL PARTNER, LLC,
its general partner

By:	/s/ Fred Fogel
Name:	Fred Fogel
Title:	Authorized Person

BUYER:

SILVER POINT CAPITAL OFFSHORE
FUND, L.P.

By: SILVER POINT CAPITAL, L.P.,
its investment manager

By:	/s/ Fred Fogel
Name:	Fred Fogel
Title:	Authorized Person

BUYER:

GARY & KAREN SINGER
CHILDREN’S TRUST

By:	/s/ Steven Singer
Name:	Steven Singer
Title:	Trustee

EXHIBITS

Exhibit A Exhibit B Exhibit C-1 Exhibit C-2 Exhibit C-3 Exhibit D Exhibit E	Indenture
Security Agreement
Form of Special Counsel Opinion
Form of Investment Company Act Opinion
Form of General Corporate Counsel Opinion
Form of Secretary's and Officer’s Certificate
Form of Account Control Agreement

SCHEDULES

Schedule 3(a) Schedule 3(i) Schedule 3(j) Schedule 3(l) Schedule 3(m) Schedule 3(n) Schedule 3(p) Schedule 3(q) Schedule 3(r) Schedule 3(bb) Schedule 3(cc)	Subsidiaries
Absence of Certain Changes
Conduct of Business; Regulatory Permits
Equity Capitalization
Indebtedness and Other Contracts
Absence of Litigation
Employee Relations
Real Property and Other Assets
Intellectual Property Rights
Contracts
Benefit Plans